Exhibit 99.2

Atlantic Power Corporation Announces the Completed Sale of Three Florida Facilities and Provides an Update on Other Asset Sales

BOSTON, MASSACHUSETTS — April 15, 2013 — Atlantic Power Corporation (NYSE: AT) (TSX: ATP) (“Atlantic Power” or the “Company”) today announced the closing of its previously announced sale of the Company’s interests in three Florida projects (the “Florida Project Sale”), Auburndale Power Partners Limited Partners (“Auburndale”), Lake Cogen, Ltd. (“Lake”), and Pasco Cogen, Ltd. for a purchase price, including working capital adjustments, of approximately $140 million.  After repayment of project-level debt at Auburndale and settlement of all outstanding natural gas swap agreements at Lake and Auburndale, net cash proceeds to Atlantic Power from the Florida Project Sale were approximately $117 million.  This includes $92 million received at closing and cash distributions from the projects of approximately $25 million received since January 1, 2013.  The Company expects to use the net proceeds from the Florida Project Sale to fully repay the Company’s senior credit facility, which has an outstanding balance of approximately $64 million, and the remainder will be held for general corporate purposes, including future accretive growth opportunities.  All figures are in US$ unless stated otherwise.

Update on Other Asset Sales

In April, the Company, along with its partners, entered into a purchase and sale agreement to sell its 17% interest in the Gregory project in Texas (“Gregory”) for gross proceeds of approximately $244 million (the “Gregory Sale”).  The Company’s share of the Gregory Sale proceeds, net of project debt repayment, working capital adjustments and transaction expenses, is expected to be approximately $33 million.  Closing of the Gregory Sale is subject to customary closing conditions and regulatory and other approvals and is expected to occur in the third quarter of 2013.  Project Adjusted EBITDA attributable to Gregory and included in the Company’s 2013 guidance provided in the Company’s February 28th earnings release and on the March 1st conference call is less than $2 million.  The Company has not provided a reconciliation of forward-looking non-GAAP measures, due primarily to variability and difficulty in making accurate forecasts and projects, as not all of the information necessary for a quantitative reconciliation is available to the Company without unreasonable efforts.

Separately, as previously announced, in March 2013, the Company entered into a purchase and sale agreement to sell its 100% interest in the Path 15 transmission line in California (“Path 15”). The Company has received regulatory approvals for and expects to close the sale of Path 15 (the “Path 15 Sale”) at the end of April 2013.  Net cash proceeds from the Path 15 Sale, including working capital adjustments, are expected to be approximately $55 million.  All project level debt issued by Path 15, totaling $137 million as of December 31, 2012, will transfer to the purchaser with the Path 15 Sale.  The Path 15 Sale is subject to customary closing conditions. Project Adjusted EBITDA attributable to Path 15 was excluded from the Company’s 2013 EBITDA guidance as it is an asset held for sale.

The Company intends to use the net proceeds from the Gregory Sale and the Path 15 Sale for general corporate purposes and to invest in future accretive growth opportunities.

About Atlantic Power

Atlantic Power owns and operates a diverse fleet of power generation and infrastructure assets in the United States and Canada.  Atlantic Power’s power generation projects sell electricity to utilities and other large commercial customers largely under long-term power purchase agreements, which seek to minimize exposure to changes in commodity prices.  Its power generation projects in operation have an aggregate gross electric generation capacity of approximately 2,966 MW in which its aggregate ownership interest is approximately 2,049 MW. Its current portfolio of continuing operations consists of interests in twenty-eight operational power generation projects across ten states in the United States and two provinces in Canada.

Atlantic Power also has a 53 MW biomass project under construction in Georgia, and recently acquired Ridgeline Energy, Inc., a wind and solar development company located in Seattle, Washington, which enhances its ability to develop, acquire and operate wind and solar energy projects in the United States and Canada.  Atlantic Power also owns a majority interest in Rollcast Energy, a biomass power plant developer in North Carolina.

Atlantic Power has a market capitalization of approximately $600 million and trades on the New York Stock Exchange under the symbol AT and on the Toronto Stock Exchange under the symbol ATP.  For more information, please visit the Company’s website at www.atlanticpower.com or contact:

Atlantic Power Corporation
Amanda Wagemaker, Investor Relations
(617) 977-2700
info@atlanticpower.com

Copies of financial data and other publicly filed documents get filed on SEDAR at www.sedar.com or on EDGAR at www.sec.gov/edgar.shtml under “Atlantic Power Corporation” or on the Company’s website.

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Cautionary Note Regarding Forward-looking Statements

To the extent any statements made in this news release contain information that is not historical, these statements are forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and forward-looking information as defined under Canadian securities law (collectively, “forward-looking statements”).

Certain statements in this news release may constitute “forward-looking statements”, which reflect the expectations of management regarding future growth, results of operations, performance and business prospects and opportunities of the Company and its projects and other matters.  These statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, can generally be identified by the use of the words “may,” “will,” “project,” “continue,” “believe,” “intend,” “anticipate,” “expect” or similar expressions that are predictions of or indicate future events or trends and which do not relate solely to present or historical matters.  Examples of such statements in this press release include, but are not limited, to statements with respect to the following:

•                  the expectation that the Company will use net proceeds from the Florida Project Sale to fully repay the Company’s senior credit facility and to invest in future accretive growth opportunities;

•                  the expectation that the Company will successfully sell Gregory and Path 15, for which purchase and sale agreements have been executed, including the receipt of all customary regulatory and other approvals required in connection with such transactions, the anticipated closing dates and the expected net proceeds to the Company; and

•                  the expectation that the Company will use net proceeds from the Gregory Sale and the Path 15 Sale to invest in future accretive growth opportunities.

Forward-looking statements involve significant risks and uncertainties and should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or not, or the times at or by which, such performance or results will be achieved.  A number of factors could cause actual results to differ materially from the results discussed in the forward-looking statements, including, but not limited to, the factors discussed under “Risk Factors” in the Company’s periodic reports as filed with the U.S. Securities and Exchange Commission and applicable securities regulatory authorities in Canada from time to time.  Although the forward-looking statements contained in this news release are based upon what are believed to be reasonable assumptions, investors cannot be assured that actual results will be consistent with these forward-looking statements, and the differences may be material.  These forward-looking statements are made as of the date of this news release and, except as expressly required by applicable law, the Company assumes no obligation to update or revise them to reflect new events or circumstances.